EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-200102, 333-219964, and 333-233174 on Form S-8 of our report dated, March 3, 2025 relating to the financial statements of Monarch Casino & Resort, Inc. and the effectiveness of Monarch Casino & Resort Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

March 3, 2025